AMENDED

APPENDIX B

Custody Agreement Between

The Huntington National Bank and Valued Advisers Trust

Series of the Trust

Golub Group Equity Fund

Green Owl Intrinsic Value Fund

Granite Value Fund

BRC Large Cap Focus Equity Fund

Dreman Contrarian Small Cap Value Fund

Sound Mind Investing Fund

Sound Mind Investing Balanced Fund

SMI Dynamic Allocation Fund

BFS Equity Fund

Dana Large Cap Equity Fund

BRC Mid Cap Diversified Equity Fund

SMI Bond Fund

SMI 50/40/10 Fund

Dana Small Cap Equity Fund

Custody Agreement